UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 APRIL 21, 2005

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          DELAWARE                   000-23889             76-0553110
(STATE OF OTHER JURISDICTION OF     (COMMISSION         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)       FILE NO.)         IDENTIFICATION NO.)


            6601 OWENS DRIVE, SUITE 115, PLEASANTON, CALIFORNIA 94588
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (925) 251-0000
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

ITEMS 1.01 AND 5.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND CHANGE IN
                    CONTROL....................................................3

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES....................3

ITEM 3.03           MATERIAL MODIFICATION OF RIGHTS OF SECURITYHOLDERS.........3

ITEM 5.02           DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION
                    OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS............4


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ITEMS 1.01 AND 5.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND CHANGE IN
CONTROL


      On April 14, 2005, the Company entered into a Stock Purchase Agreement with Stellar McKim LLC ("Stellar"), a financial services and software group (the "Stellar Transaction"). Pursuant to the Stellar Transaction, the Company filed a Certificate of Designations creating a new series of Preferred Stock designated Series A Convertible Preferred Stock ("Series A Preferred Stock") and issued and sold to Stellar (i) 41,487,929 shares of Common Stock, representing approximately 57.6% of BrightStar's currently authorized shares for $213,415 in cash and (ii) 136,585 shares of Series A Preferred Stock, which are convertible into 482,764,933 shares of the Company's Common Stock, for $136,585 in cash. Authorization of the common stock underlying the Series A Preferred Stock issued to Stellar in the Stellar Transaction is subject to stockholder approval. Upon such approval and conversion of its Series A Preferred Stock, Stellar will own 94.5% of the common stock of BrightStar, on a fully diluted basis. In addition, the Series A Preferred Stock has voting rights based on the number of shares of Common Stock into which it is convertible. Therefore, pursuant to the Stellar Transaction, Stellar has approximately 94.7% of the voting power held by stockholders of the Company in all matters upon which stockholders may vote.


      Pursuant to the Stellar Transaction, the Company also entered into an Omnibus Agreement (as amended, the "Omnibus Agreement"), with Stellar, BrightStar Information Technology Services, Inc. ("Services"), the Company's principal operating subsidiary, and each holder (each a "Holder" and collectively the "Holders") of Service's Series 1 Convertible Subordinated Promissory Notes (the "Notes"), pursuant to which Stellar agreed to acquire all of the Notes from the Holders for $860,000. Pursuant to the Omnibus Agreement and the Purchase Agreement, the warrants that were originally issued in connection with the issuance of the Notes were cancelled, the conversion feature of the Notes was eliminated, the maturity of the Notes, as well as the due date for interest accrued at March 31, 2005, was extended until December 31, 2007 and the Company issued 13,869,121 shares of common stock to the Holders.


      The Stellar Transaction resulted in a change of control of the Company. As explained above, upon conversion of the Series A Preferred Stock, Stellar acquired in the Stellar Transaction, Stellar will own 94.5% of the common stock of BrightStar on a fully diluted basis.


      Pursuant to the terms of the Stellar Transaction, all of the directors of the Company, other than Joseph A. Wagda, and all of the officers of the Company will resign. Stellar will nominate the new directors and officers.


ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      As set forth above, and as part of the Stellar Transaction, the Company and issued and sold to Stellar (i) 41,487,929 shares of Common Stock for $213,415 in cash and (ii) 136,585 shares of Series A Preferred Stock for $136,585 in cash. In issuing the foregoing securities, the Company relied upon the exemption provided under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS OF SECURITYHOLDERS

      The issuance of the Series A Preferred Stock to Stellar by the Company will result in a material limitation of the rights of the holders of the Company's Common Stock in that it, along with the 41,487,929 shares of Common Stock issued to Stellar, provide Stellar with 94.7% of the total voting power of the Company.


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

      On April 21, 2005, the Company announced the resignations of Thomas A. Hudgins, W. Barry Zwahlen and Jennifer T. Barrett from the board of directors and Joseph A. Wagda, as Chairman, CEO and Acting Chief Financial Officer and Wendy Bryant as Corporate Secretary, effective April 18, 2005 at the close of business. To replace these officers, the Company announced the appointment of Brian Burnett as Chief Executive Officer, John Coogan as Chief Financial Officer and Deborah Seal as Corporate Secretary effective April 18, 2005.


The Company also announced the appointment of Ian Scott-Dunne as director and chairman of the board, effective April 18, 2005 at close of business and that James J. Cahill will be appointed to the Board ten days after the Company files an information statement prepared in accordance with SEC Rule 14f-1.


IAN SCOTT-DUNNE is the President & CEO of Stellar Financial, Inc. as well as a Managing Member of Stellar McKim LLC and has over 20 years of technology sales and marketing experience in the international financial industry. He has an in-depth understanding of the trust, securities processing and mutual fund businesses, as well as the technology supporting them, and has developed long term relationships with senior bank executives throughout the world. Mr. Scott-Dunne has previously held successful trust/custody system sales and marketing positions with National Computer Services (NCS), Financial Technology International (FTI), Vista Concepts (when a NYNEX Company) and McDonnell Douglas Financial Services. Mr. Scott-Dunne's extensive knowledge and expertise have been essential in the development of the Stellar Financial GSS Data Object Encyclopedia, the Business Events for Securities, and the overall development of Stellar Financial products. Mr. Scott-Dunne has worked with clients such as Midland Bank, NECIGEF (Dutch Depository), Dai-lchi Kangyo Bank, Bank of Tokyo, Royal Bank of Canada, National Australia Bank, Lloyds Bank, Christiana Bank, and Osterreichische Laenderbank among others.

JAMES J. CAHILL is the Chief Executive Officer of McKim & Company LLC., a Managing Member of Stellar McKim LLC, and President of McKim Capital Inc., a registered Broker Dealer, that is a wholly owned subsidiary of Stellar McKim. Mr. Cahill has been in the financial services industry for the past 17 years as an investment banker or investment portfolio manager. Prior to founding McKim & Company, Mr. Cahill was a Managing Director and principal of MFR Securities, Inc. At MFR Securities, he managed all aspects of the firm, including directing its investment banking services while maintaining regulatory compliance with the NASD. Previously, Mr. Cahill was a Managing Director of Investment Banking and a participant in the 1995 recapitalization of Laidlaw Global Securities. At Laidlaw, Mr. Cahill was a lead banker for both public and private financings as well as for merger and acquisition advisory work, including the firm's principal acquisitions.

BRIAN BURNETT is the Senior Project Manager of Stellar Financial, Inc and, since 2001, the CIO for the National Christian Foundation. Mr. Burnett has over 25 years experience in software development and software related project management and professional services delivery. His experience encompasses a broad spectrum of technical consulting and senior technical management roles for technology, consulting, financial, academic and non-profit institutions. His experience includes senior positions with Eli Lilly and Company, Ernst & Young, Anderson Consulting, C/Soft and the National Christian Foundation. In addition, Mr. Burnett designed and implemented the first western-level MBA program for Moscow State University in Russia and has taught MBA and undergraduate classes in finance, marketing, management and business ethics. Mr. Burnett received his Bachelor of Science in Business Administration and Computer Systems from Taylor University and received his MBA with a specialization in multinational management from The University of Pennsylvania's Wharton School of Business.

JOHN COOGAN has over 12 years experience in the IT industry incorporating both system development and implementation. He has held a number of senior management positions including his current position of Managing Director, Implementation


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and Client Services for Stellar Financial, Inc., Vice President for BrightStar
Information Technology Services, Inc. and CEO for Application Software Consulting Inc., an enterprise software implementation services company that he founded. During this time he successfully managed a number of multi-million dollar enterprise software implementations and has provided management consulting services to emerging software companies. Prior to working in the IT industry, Mr. Coogan worked for eight years with an international mortgage banking organization where he was, for three years, the group financial accountant with responsibility for the national and international accounting function. Mr. Coogan is a Certified Public Accountant and a Fellow of the Association of Chartered Certified Accountants.

DEBORAH SEAL is the Chief Operating Officer of Stellar Financial, Inc. Ms. Seal has over twenty years marketing, sales and business management experience with a variety of high technology firms. She co-founded Stellar Financial and its predecessor companies and products. Ms, Seal has managed corporate operations for Stellar Financial since its inception. Prior to Stellar Financial, she was Vice President of Marketing for AGS Computer Systems, the Information Services subsidiary of NYNEX Corporation. Ms. Seal assisted NYNEX in achieving its strategic goal of divesting three financial software companies, which comprised approximately one third of the AGS Computers portfolio. Prior to joining AGS Computers, she was Vice President of Marketing for Vista Concepts, Inc., a provider of high-end securities processing and trust accounting systems to financial institutions throughout the world. Previous senior level technology marketing/sales experience included executive positions with Automated Technology Systems Corporation (artificial intelligence software); Grumman Data Systems {database management and systems integration); and BRS Information Services. Ms. Seal frequently publishes articles and delivers speeches at international financial technology and software development conferences. She received her B.A. degree in Biology from Worcester State College and her Master of Natural Science (M.N.S.) degree from Worcester Polytechnic Institute.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                        BRIGHTSTAR INFORMATION TECHNOLOGY
                                   GROUP, INC.




                    DATE: APRIL 21, 2005.     BY: /s/ JOHN COOGAN
                                                  --------------------------
                                                      JOHN COOGAN
                                                      CHIEF FINANCIAL OFFICER




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